Exhibit 23.1
Consent of Independent Auditors
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-202676) and Form S-8 (No. 333-202677, 333-210523 and 333-195170) of Eleven Biotherapeutics, Inc. of our report dated September 20, 2016 relating to the consolidated financial statements of Viventia Bio Inc. and its subsidiaries, which appears in the current report on Form 8-K/A of Eleven Biotherapeutics, Inc. dated December 6, 2016.

/s/ PricewaterhouseCoopers LLP
Winnipeg, Manitoba
December 6, 2016